23.1           Consent of MNP LLP, Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-8 of our report dated September 27, 2017 relating to the consolidated financial statements of NextSource Materials Inc. consisting of the consolidated balance sheets as of June 30, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, cash flows and shareholders’ equity (deficiency) for the years ended June 30, 2017 and 2016.

Signed:

Mississauga, Ontario

January 31, 2018